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                                                                   EXHIBIT 10.18

                               AMENDMENT TO LEASE
                               ------------------

     This Amendment to Lease (the "Amendment") dated as of May 23, 1997 by and between WCB TWENTY LIMITED PARTNERSHIP, a Delaware limited partnership ("Landlord") and PROTEON, INCORPORATED ("Tenant").

                                  WITNESSETH:

     WHEREAS, Landlord is the landlord and Tenant is the tenant under that certain Lease dated December 19, 1994 (the "Lease"), pursuant to which the Tenant leases 96,166 square feet of rentable space in the building known as and numbered Nine Technology Drive, Westborough, Massachusetts; and

     WHEREAS, Landlord and Tenant desire to amend the Lease by deleting 52,204 square feet of rentable space from the Premises demised under the Lease, and by making certain other amendments to the terms and provisions of the Lease, all as more fully set forth herein;

     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, Landlord and Tenant hereby confirm and mutually agree as follows:

     1. DEFINITIONS. Unless otherwise defined herein, all capitalized terms used in this Amendment to Lease shall have the definitions ascribed to them in the Lease.

     2. EFFECTIVE DATE. This Amendment to Lease shall take effect as of 12:01 am on May 23, 1997 (the "Effective Date").

     3. TERM EXPIRATION DATE. The definition of "INITIAL TERM EXPIRATION DATE" set forth in Section 1.1 of the Lease shall remain unchanged, such Initial Term Expiration Date being 12:00 midnight on April 30, 2002.

     4. EXTENSION TERMS. The provisions of Section 2.4.1 of the Lease shall remain unchanged.

     5. PREMISES. Effective as of the Effective Date, the definition of "PREMISES" set forth in Section 1.1 of the Lease shall be deleted in its entirety and the following inserted in its place:

     "PREMISES:               The Premises, comprising 43,962 square feet
                              of Rentable Floor Area on the first floor of the Building, are outlined on Exhibit A attached hereto and incorporated by reference herein."

     6. RENTABLE FLOOR AREA. Effective as the Effective Date, the definition of "RETABLE FLOOR AREA OF PREMISES" shall be deleted in it entirety and the following inserted in its place:

     "RENTABLE FLOOR AREA
      OF PREMISES:                   43,962 square feet."

     7. TENANT'S PROPORTIONATE SHARE. Effective as of the Effective Date, the definition of "TENANT'S PROPORTIONATE SHARE" set forth in Section 1.1 of the Lease shall be deleted in its entirety and the following inserted in its place:

     "TENANT's PROPORTIONATE
      SHARE: Seventeen and 53/100 percent (17.53%), being the ratio of the Rentable Floor
                                     Area of the Premises to the Rentable Floor
                                     Area of the Building."

     8. PLAN OF PREMISES. Effective as of the Effective Date, Exhibit A of the Lease shall be deleted in its entirety and the new Exhibit A attached hereto shall be inserted in its place.

     9. PARKING. Effective as of the Effective Date, Tenant acknowledges and agrees that Landlord shall have the right to assign and designate 10 parking spaces adjacent to the exit door of Stairwell #5 of the Building for the exclusive use of The TJX Companies, Inc. ("TJX").

    10. VACATION OF SPACE. On or before the Effective Date, Tenant shall vacate the deliver to Landlord those portions of the 96,166 square feet of Rentable Floor Area that Tenant currently occupies which are not part of the Premises as defined in Section 5 above and described on Exhibit A attached hereto (being 52,204 square feet of Rentable Floor Area, herein referred to as the "Vacated Space"), time being of the essence. Tenant shall deliver the Vacated Space in its "AS IS" condition, free of all of its personal property and trade fixtures (except with respect to the cafeteria and exercise room on the first floor, both of which are the subject of a separate agreement between Tenant and TJX) HVAC, plumbing and electrical and mechanical systems included in the Vacated Space in good working order and repair.

    11. CONDITIONS PRECEDENT. This Amendment to Lease is subject to conditioned in all respects upon the execution and delivery of a Lease between Landlord and TJX pursuant to which TJX shall lease the Vacated Space (the "TJX Lease"). In the event that Landlord and TJX do not execute and deliver a Lease for the Vacated Space on or before the Effective Date, this Amendment to Lease shall be null and void and of no further force and effect.

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     12. PAYMENTS BY TENANT.  Tenant acknowledges and agrees that is shall be responsible for, and shall pay (i) to Landlord, a lump sum payment on or before the Effective Date in an amount equal to the Fixed rent and Additional Rent for the Vacated Space for the period commencing May 23, 1997 through and including July 14, 1997, and (ii) all of the Landlord's costs, fees and expenses with respect to the preparation of this Amendment to Lease and the TJX Lease, including, without limitation, the fees and expenses of Landlord's counsel in connection with same.

     13. BROKERAGE. Landlord and Tenant each represent and warrant to the other that it has not engaged any broker or similar agent in connection with this Amendment to Lease or the TJX Lease except Whittier Partners, the Columbia Group and Lynch, Murphy & Partners. Tenant acknowledges and agrees that it shall be responsible for and shall pay directly the brokerage commissions and fees in connection with this Amendment to Lease and the TJX Lease, including any commissions and fees due and owing Whittier Partners, the Columbia Group or Lynch, Murphy & Partners, and Tenant agrees to indemnify and hold Landlord harmless from and against any claim against Landlord for brokerage commission or fees in connection with this Amendment to Lease or the TJX Lease (i) by Whittier Partners, the Columbia Group or Lynch, Murphy & Partners, or (ii) by any other broker or similar agent with which Tenant has dealt in connection with this Amendment to Lease or the TJX Lease or the transactions contemplated hereby or thereby.

     14. EFFECT OF AMENDMENT. Except as set forth herein, the lease shall remain unchanged and in full force and effect. All references to the "Lease" shall be deemed to be references to the Lease as amended by this Amendment to the Lease.


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     IN WITNESS WHEREOF, Landlord and Tenant have caused this Amendment to
Lease to be executed by their duly authorized officers as an instrument under seal as of the day and year first above written.




                                        LANDLORD

                                        WCB TWENTY LIMITED PARTNERSHIP
                                        a Delaware limited partnership

                                        By: WCB TWENTY, INC.
                                            a Delaware corporation



                                        By: /s/ JOHN M. MARKEY
                                           ------------------------------------
                                            John M. Markey
                                            Senior Vice President - East


                                        TENANT:

                                        PROTEON INCORPORATED

                                        By: /s/ DANIEL J. CAPONE, JR.
                                           ------------------------------------
                                            Daniel J. Capone, Jr.
                                            President & CEO